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                                                             EXHIBIT 99(a)(5)(i)


                              VERTRUE INCORPORATED



               SUPPLEMENT TO THE OFFER TO PURCHASE FOR CASH UP TO

                       500,000 SHARES OF ITS COMMON STOCK

                  AT A PURCHASE PRICE NOT IN EXCESS OF $38.50


                         NOR LESS THAN $33.50 PER SHARE



THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND WILL NOW EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 7, 2005 UNLESS THE OFFER IS FURTHER EXTENDED


To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:


     On November 15, 2004, Vertrue Incorporated, a Delaware corporation, formerly known as MemberWorks Incorporated (the "Company") distributed documentation relating to its modified "Dutch Auction" tender offer to purchase for cash up to 500,000 shares of its common stock, $0.01 par value per share, at a price specified by its stockholders not greater than $35.00 and not less than $30.00 per share, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 15, 2004 (the "Original Offer to Purchase") and related Letter of Transmittal. The tender offer was scheduled to expire at 5:00 p.m., New York City time, on December 15, 2004. When the tender offer was commenced, on November 15, 2004, the Company's name was MemberWorks Incorporated. On November 18, 2004, upon shareholder approval, the Company changed its name to Vertrue Incorporated. Therefore, all references in all documents related to the tender offer to "the Company", "MemberWorks", "we" or "us" refer to Vertrue Incorporated.



     THE COMPANY HAS EXTENDED THE EXPIRATION DATE OF THE TENDER OFFER TO 5:00 P.M., NEW YORK CITY TIME ON FRIDAY, JANUARY 7, 2005. THE COMPANY HAS INCREASED THE PRICE PER SHARE AT WHICH STOCKHOLDERS MAY TENDER THEIR SHARES TO A PRICE NOT GREATER THAN $38.50 NOR LESS THAN $33.50 PER SHARE, WITHOUT INTEREST.



     The Offer to Purchase has been amended and supplemented by the Supplement to the Offer to Purchase dated December 20, 2004 (the "Supplement") and related amended Letter of Transmittal (the "Amended Letter of Transmittal"). The Offer to Purchase, together with the Original Offer to Purchase, as they may be amended or supplemented, the "Offer to Purchase" and the Amended Letter of Transmittal (the "Tender Offer Documents"), as each may be further amended or supplemented from time to time, together constitute the "tender offer". You may obtain copies of the Tender Offer Documents by calling The Altman Group, Inc., the information agent for the tender offer, at (800) 780-7314 (toll-free).



     Vertrue will determine the single per share price, not in excess of $38.50 nor less than $33.50 per share, net to the seller in cash, that it will pay for shares validly tendered pursuant to the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. Vertrue will select the lowest purchase price that will allow it to buy 500,000 shares, or the lesser number of shares that are properly tendered at prices not in excess of $38.50 nor less than $33.50 per share. All shares validly tendered at prices at or below the purchase price and not withdrawn on or prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, will be purchased at the purchase price, subject to the terms and conditions of the tender offer, including the proration, conditional tender and odd lot provisions. See Sections 1, 2 and 6 of the Original Offer to Purchase.



     Upon the terms and subject to the conditions of the tender offer, if, at the expiration of the tender offer, more than 500,000 shares are validly tendered at or below the purchase price and not withdrawn, Vertrue will buy shares (i) first from stockholders who own of record or beneficially an aggregate of fewer than 100 shares who properly tender all their shares at or below the purchase price, (ii) second, on a pro rata basis, from all other stockholders who properly tender their shares at prices at or below the purchase price, and do not withdraw them prior to the expiration of the tender offer, other than stockholders who tender conditionally, and for whom the condition is not satisfied, and (iii) if necessary, shares

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conditionally tendered, for which the condition was not satisfied, at prices at or below the purchase price selected by random lot. If any stockholder tenders all of his or her shares and wishes to avoid proration or to limit the extent to which only a portion of such shares may be purchased because of the proration provisions, the stockholder may tender shares subject to the condition that a specified minimum number of shares or none of such shares be purchased. See Sections 1, 2 and 6 of the Offer to Purchase. All shares not purchased pursuant to the tender offer, including shares tendered at prices greater than the purchase price and shares not purchased because of proration or because they were conditionally tendered and not accepted for purchases will be returned to the tendering stockholders at Vertrue's expense promptly following the Expiration Date.



     STOCKHOLDERS THAT HAVE ALREADY TENDERED SHARES UNDER THE ORIGINAL OFFER TO PURCHASE BY CHECKING THE BOX ENTITLED "SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER" AND WHO DO NOT WISH TO CHANGE THAT DIRECTION, DO NOT NEED TO COMPLETE A NEW INSTRUCTION FORM.



     ALL OTHER PREVIOUS TENDERS OF SHARES ON BEHALF OF STOCKHOLDERS FROM NOMINEE ACCOUNTS ARE INVALID. FOR THOSE STOCKHOLDERS, IN ORDER TO PROPERLY TENDER THEIR SHARES, THEY MUST PROVIDE YOU WITH NEW INSTRUCTIONS BY COMPLETING A NEW INSTRUCTION FORM AND DELIVERING IT TO YOU AS SET FORTH IN THE ATTACHED INSTRUCTION FORM BEFORE THE EXPIRATION DATE OF THE TENDER OFFER. IF SUCH STOCKHOLDERS DO NOT COMPLETE THE NEW INSTRUCTION FORM AND DELIVER IT TO YOU IN AMPLE TIME TO PERMIT YOU TO SUBMIT THE TENDER OF SHARES BEFORE THE EXPIRATION OF THE OFFER, SUCH STOCKHOLDERS WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER.


     THE TENDER OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED PURSUANT TO THE TENDER OFFER. SEE SECTION 7 OF THE OFFER TO PURCHASE.


     No fees or commissions will be payable to brokers, dealers or any person for soliciting tenders of shares pursuant to the tender offer. Vertrue will, upon request, reimburse brokers and banks for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the tender offer to their customers.



     Vertrue will pay all stock transfer taxes applicable to its purchase of shares pursuant to the tender offer, subject to Instruction 8 of the Amended Letter of Transmittal.



     No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Vertrue, other than American Stock Transfer and Trust Company, as the "Depositary," and The Altman Group, Inc. as the "Information Agent," for purposes of the tender offer.


     For your information and for forwarding to your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:


          1. Supplement to the Offer to Purchase;


          2. Letter to clients which may be sent to your clients for whose accounts you hold shares registered in your name or in the name of your nominee, and related Instruction Form for obtaining the clients' instructions with regard to the tender offer;


          3. Amended Letter of Transmittal for your use and for the information of your clients, which includes guidelines for Substitute Form W-9; and


          4. A return envelope addressed to The American Stock Transfer and Trust Company.


     We urge you to contact your clients as promptly as possible. The tender offer, proration period and withdrawal rights have been extended and will now expire at 5:00 p.m., New York City Time, on January 7, 2005, unless the tender offer is further extended.



     In order to take advantage of the tender offer, a duly executed and properly completed Amended Letter of Transmittal and any other required documents should be sent to the depositary with either certificate(s) representing the


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tendered shares or confirmation of their book-entry transfer, all in accordance with the instructions set forth in the Amended Letter of Transmittal and the Offer to Purchase.



     Any inquiries you may have with respect to the tender offer should be addressed to the depositary or the Information Agent at their respective addresses and telephone numbers set forth on the back cover page of the Supplement to the Offer to Purchase.



     Nothing contained herein or in the enclosed documents shall constitute you or any other person as an agent of Vertrue or any of its affiliates, the Information Agent or the depositary, or authorize you or any other person to use any document or make any statement on behalf of any of them in connection with the tender offer other than the documents enclosed herewith and the statements contained therein.


     Additional copies of the enclosed material may be obtained from the Information Agent, The Altman Group, Inc., Telephone: 201-460-1200.

                                         Very truly yours,


                                         Vertrue Incorporated


Enclosures

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